                                                                    EXHIBIT 21.1

Name                                                              Jurisdiction
----                                                              ------------

TAL International Container Corporation                           Delaware
Trans Ocean Ltd.                                                  Delaware
Trans Ocean Container Corporation                                 Delaware
Spacewise Inc.                                                    Delaware
TAL Advantage I LLC                                               Delaware
TAL International Container Pty. Limited                          Australia
TAL do Brasil Investimento de Capital Propio Ltda.                Brazil
TAL International Container GmbH                                  Germany
TAL International Container (HK) Limited                          Hong Kong
Greybox Logistics Services Inc.                                   Delaware
Intermodal Equipment Inc.                                         Delaware
TAL International Container NV                                    Belgium
TAL International Container SRL                                   Italy
Greybox Services Ltd.                                             United Kingdom
TAL International Container Limited                               United Kingdom
ICS Terminals (UK) Limited                                        United Kingdom